UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 19, 2009

CHINA AMERICA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-87293	82-0326560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 E. Huhua Road, Huating Economic & Development Area, Jiading District,Shanghai, China, 201811
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code    86-21-59974046

____________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2009 China America Holdings, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Pearl Group Advisors, Inc., a Florida corporation ("Pearl Group") for the sale of certain assets related to its biometric technology based fingerprint identification business (the “Biometrics Business”).  Pearl Group is wholly owned by Dore S. Perler, a member of the Company’s board of directors and its former Chief Executive Officer.  Included in the Asset Purchase Agreement are the following assets of the Company's Biometric Business: customer and supplier lists, business records, trademarks and other intellectual property and manufacturers and vendors’ warranty claims.  The consideration received by the Company in connection with the Asset Purchase Agreement included the assumption of liabilities, if any, by Pearl Group related to the Biometrics Business and the termination of Mr. Perler’s May 1, 2007 employment agreement entered into between him and the Company (the “Employment Agreement”).  Also, in connection with the termination of the Employment Agreement, the Company agreed to pay Mr. Perler the sum of $75,000.

As of January 19, 2009, the Company will no longer be engaged in the Biometrics Business.  The Company did not incur any costs or take any charges, and does not expect any in the future, related to the sale of the Biometrics Business pursuant to the Asset Purchase Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See the disclosure related to Item 1.01 Entry into a Material Definitive Agreement.

Item 2.05 Costs Associated with Exit or Disposal Activities.

See the disclosure related to Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2009, the Board of Directors of the Company appointed Shaoyin Wang as Chairman of its Board of Directors, Chief Executive Officer, President and Chief Financial Officer of the Company. Mr. Wang will be paid a salary of $8,760 (RMB 60,000) per year for serving in these positions with the Company.

Mr. Wang, age 47, prior to joining the Company, was the Director of the Information Department of Shanghai Mingjia Real Estate Development Co., Ltd. from June 2006 to November 2008.  From January 2004 to May 2006, Mr. Wang was the vice president of Shanghai Zhida Industrial Technology Development Co., Ltd.  Mr. Wang was a marketing manager of Shanghai Yazheng Information Technology Co., Ltd. from October 2000 to December 2003.  From 1994 to 2000, Mr. Wang travelled in Auckland, New Zealand and received training in business administration at Auckland Institute of Technology. From November 1990 to August 1994, Mr. Wang was a marketing manager in the Shanghai Representative Office of Hongkong Yilong Technology Development Co., Ltd.  Mr. Wang was a teacher at the Shanghai Police College from August 1984 to October 1990. Mr. Wang received a Bachelor’s Degree in Computer Science from Shanghai University in 1984.

After the appointment of Mr. Wang as an officer and director of the Company on January 19, 2009, Julie Slater and Shawn Tartaglia, members of the Board of Directors of the Company resigned from the board.  Ms. Slater and Mr. Tartaglia’s resignations were not the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Number	Description

10.1	Termination Agreement dated January 19, 2009 between China America Holdings, Inc. and Dore Scott Perler.
10.2	Asset Purchase Agreement dated January 19, 2009 between China America Holdings, Inc. and Pearl Group Advisors, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AMERICA HOLDINGS, INC.

Dated: January 22, 2009	By:	/s/ Shaoyin Wang
Shaoyin Wang
CEO and Chairman of the Board